NEW YORK CITY REIT

New York City REIT, Inc.
TENDER OFFER NOTICE OF WITHDRAWAL

Important – When completed, please send to:

NEW YORK CITY REIT, INC.
C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 505000
LOUISVILLE, KY 40233

1 Required for ALL Changes

Important: Please use BLOCK letters.

Note: Account number may be found on statement.

Registration Name(s) on Account

Name of Account Owner ______________________________

Social Security Number (or) Tax Identification Number ______________________________

Account Number ______________________________

Name of Joint Account Owner *(if applicable)* ______________________________

Social Security Number (or) Tax Identification Number ______________________________

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______________________________

Name of Custodian or Trustee ______________________________

Custodian/Trust/Business Entity Tax ID# ______________________________

I/We, the undersigned, hereby request that any Letter of Transmittal received or dated prior to the date of this notice be withdrawn. I/We do not wish to have any shares purchased in the tender offer to purchase up to 65,000 shares of the Class B common stock, par value $0.01 per share, of New York City REIT, Inc. for cash at a purchase price equal to $7.00 per share, which expires (unless extended) on January 27, 2021 (the "Tender Offer"). I/We understand that if we subsequently elect to participate in the Tender Offer for the accounts listed here we will be required to complete and submit a new Letter of Transmittal.

2

Required Signatures

Required Signatures – All Investors or Authorized Representative(s)

Owner/Authorized Person's Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner/Trustee/Custodian's Signature *(if applicable)* ______________________________ Date (mm/dd/yyyy) ______________

Owner/Authorized Person's Signature ______________________________ Date (mm/dd/yyyy) ______________

Important – When completed, please send to:
New York City REIT, Inc.
c/o Computershare Trust Company, N.A.
P.O. Box 505000
Louisville, KY 40233

**THIS NOTICE OF WITHDRAWAL HAS TO BE RECEIVED BEFORE 11:59 P.M. EASTERN ON JANUARY 27, 2021 TO BE VALID.
AFTER THE DUE DATE NO TENDERS MAY BE WITHDRAWN.**